FOR IMMEDIATE RELEASE

Financial Contact:
Chris Sammons, 225-932-2546
chris.sammons@shawgrp.com

Media Contact:
Gentry Brann, 225-987-7372
gentry.brann@shawgrp.com

Shaw Rings in New Ticker “SHAW”
with NYSE Opening BellSM

BATON ROUGE, La., Aug. 21, 2009 – J.M. Bernhard Jr., chairman, president and chief executive officer of The Shaw Group Inc. (NYSE:SHAW), opened trading at the New York Stock Exchange today by ringing the ceremonial Opening Bell. The event marked the change of the company’s ticker symbol from “SGR” to “SHAW” with trading under the new symbol beginning today.

“It was an honor to represent Shaw by ringing the Opening Bell this morning,” said Mr. Bernhard. “In a little more than 20 years, Shaw has become a global provider of engineering, technology, construction, fabrication, environmental and industrial services. While our company’s name is recognized widely across our industry, the change of our ticker symbol to SHAW better links our listing with our identity.”

Shaw has been listed on the NYSE since 1996. The company reported a record backlog of unfilled orders of $22.9 billion, record quarterly operating cash flow of $431.8 million and record total cash balance of $1.3 billion in its most recent financial results for its third quarter fiscal year 2009, ending May 31, 2009.

A video feed of the Opening Bell is available via Ascent loop #4009. For those seeking footage via The Switch, please contact NYSE Broadcast at 212-656-5483.

The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets. A Fortune 500 company with fiscal year 2008 annual revenues of $7 billion, Shaw is headquartered in Baton Rouge, La., and employs approximately 26,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. Shaw is the power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For further information, please visit Shaw’s Web site at www.shawgrp.com.

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.